Exhibit 10.9

This Instrument Was Prepared By, Record and Return To: Riemer & Braunstein LLP Three Center Plaza Boston, Massachusetts 02108 Attention: Kevin J. Lyons, Esq.	(RESERVED)

THIS SECURITY INSTRUMENT PARTIALLY SECURES A GUARANTY OF INDEBTEDNESS MADE OUTSIDE THE STATE OF FLORIDA, WHICH INDEBTEDNESS IS SECURED BY OTHER SECURITY INSTRUMENTS ON PROPERTIES OUTSIDE THE STATE OF FLORIDA. FLORIDA DOCUMENTARY STAMP TAXES HAVE BEEN COMPUTED PURSUANT TO SECTION 12B4.053(32)(C), FLORIDA ADMINISTRATIVE CODE, ON $40,625,000.00 BECAUSE THE AMOUNT OF THE GUARANTEED OBLIGATIONS SECURED BY THIS PROPERTY HAS BEEN LIMITED TO THIS AMOUNT. FLORIDA INTANGIBLE TAXES HAVE BEEN COMPUTED PURSUANT TO SECTION 199.133(2), FLORIDA STATUTES, ON $40,625,000.00 BECAUSE THE AMOUNT OF THE GUARANTEED OBLIGATIONS SECURED BY THIS PROPERTY HAS BEEN LIMITED TO THIS AMOUNT. THE ABOVE-DESCRIBED DOCUMENTARY STAMP TAXES OF $142,187.50 AND INTANGIBLE TAXES OF $81,250.00 ARE BEING PAID SIMULTANEOUSLY WITH THE RECORDING OF THIS SECURITY INSTRUMENT.

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

MORTGAGOR:	BR METROWEST, LLC, a Delaware limited liability company

MORTGAGEE:	KeyBank National Association, a national banking association, as Agent on behalf of itself and certain other Lenders

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

(2450 Lake Debra Drive, Orlando, Florida 32835)

THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Mortgage”) is made as of the 30th day of October, 2017, by BR METROWEST, LLC a Delaware limited liability company having an address at c/o Bluerock Real Estate, L.L.C., 712 Fifth Avenue, 9th Floor, New York, New York 10019 (the “Mortgagor”) in favor of KEYBANK NATIONAL ASSOCIATION, a national banking association, as agent under that certain Credit Agreement dated as of October 4, 2017 (hereinafter, as same may be amended, restated, renewed, replaced, or modified, the “Credit Agreement”) among Bluerock Residential Holdings, L.P., a Delaware limited partnership, and various other Affiliates thereof collectively as “Borrowers”, KeyBank National Association and the other lending institutions which become parties to the Credit Agreement (KeyBank National Association and the other lending institutions which become parties to the Credit Agreement are collectively referred to as the “Lenders” and individually as the “Lender”), and KeyBank National Association, as Agent for the ratable benefit of the Lenders, having a place of business at 225 Franklin Street, Boston, Massachusetts 02110 (hereinafter called “Mortgagee” or “Agent”) for the purpose of securing the “Obligations” as defined in that certain Subsidiary Guaranty entered into by Mortgagor in favor of Agent and the Lenders dated as of the date hereof (as the same may be modified, amended or supplemented, the “Subsidiary Guaranty”).

GRANTING CLAUSE:

NOW, THEREFORE, IN CONSIDERATION OF TEN AND NO/100 DOLLARS ($10.00) AND OTHER GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency whereof are hereby acknowledged by Mortgagor and in order to secure the Obligations, Mortgagor has bargained and sold and does hereby grant, bargain, convey, sell, transfer, assign, mortgage, warrant, and confirm unto Mortgagee, for the ratable benefit of the Lenders with right of entry and possession and grants a security interest in all of Mortgagor’s right, title and interest in all of the Mortgaged Property (as defined below) in accordance with the terms hereof.

THIS INSTRUMENT ALSO IS A UNIFORM COMMERCIAL CODE FINANCING STATEMENT WHICH IS BEING FILED AS A FIXTURE FILING IN ACCORDANCE WITH THE UNIFORM COMMERCIAL CODE IN EFFECT IN THE STATE OF FLORIDA. MORTGAGOR IS THE RECORD OWNER OF THE REAL ESTATE. THE COLLATERAL IS DESCRIBED IN THIS INSTRUMENT AND SOME OF THE COLLATERAL DESCRIBED HEREIN IS OR IS TO BECOME FIXTURES ON THE REAL ESTATE DESCRIBED HEREIN. THE SECURED PARTY, TO WIT, KEYBANK NATIONAL ASSOCIATION, MAY BE CONTACTED AT THE ADDRESS STATED ABOVE FOR INFORMATION REGARDING THE SECURITY INTEREST.

This Mortgage is granted pursuant to the terms, provisions and conditions of the Credit Agreement, pursuant to which the Agent and the Lenders have extended to the Borrowers a certain credit facility in the maximum aggregate principal amount of up to TWO HUNDRED FIFTY MILLION DOLLARS AND ZERO CENTS ($250,000,000.00), lawful money of the United States, or so much thereof as may be outstanding from time to time, as evidenced by the Credit Agreement and those certain promissory notes (as the same may be amended, restated or replaced from time to time, individually and collectively, the “Note”), made payable by the Borrowers to the order of the respective Lenders, bearing interest and being payable as set forth therein and in the Credit Agreement.

The term “Mortgagor” shall include, wherever the context permits, its successors and assigns. The term “Agent”, “Lender(s)” or the “Mortgagee” shall include, wherever the context permits, their respective successors and assigns as the holders for the time being of this Mortgage, the Subsidiary Guaranty and other Obligations hereby secured. The term “Obligations” shall have the meaning ascribed to such term in the Subsidiary Guaranty. Capitalized terms used herein which are not otherwise specifically defined shall have the same meaning herein as in the Credit Agreement.

The term “Mortgaged Property” shall mean and include all of the following described property:

A.           Real Estate. The land more particularly described on Exhibit A which is annexed hereto and made a part hereof (“Land”) together with the improvements and other structures now or hereafter situated thereon (such improvements and other structures being sometimes collectively called the “Improvements”) commonly known as and numbered 2450 Lake Debra Drive, Orlando, Orange County, Florida 32835, together with all rights, privileges, tenements, hereditaments, appurtenances, easements, bridges, rights of way, licenses and permits hereafter belonging to or enuring to the benefit of the Land and all right, title and interest of Mortgagor in and to the land lying within any street or roadway adjoining any of the Land and all right, title and interest of Mortgagor in and to any vacated or hereafter vacated streets or roads adjoining any of the Land, any and all reversionary or remainder rights and including, but not limited to, appurtenant rights and easements for access and egress and utility connections, and other rights now or hereafter appurtenant thereto (hereinafter, collectively, the “Real Estate”);

B.           Fixtures. All real estate fixtures or items which by agreement of the parties may be deemed to be such fixtures, now or hereafter owned by Mortgagor, or in which Mortgagor has or hereafter obtains an interest, and now or hereafter located in or upon the Real Estate, or now or hereafter attached to, installed in, or used in connection with any of the Real Estate, including, but not limited to, any and all portable or sectional buildings, bathroom, plumbing, heating, lighting, refrigerating, ventilating and air-conditioning apparatus and equipment, garbage incinerators and receptacles, elevators and elevator machinery, boilers, furnaces, stoves, tanks, motors, sprinkler and fire detection and extinguishing systems, doorbell and alarm systems, window shades, screens, awnings, screen doors, storm and other detachable windows and doors, mantels, partitions, built-in cases, counters and other fixtures to the Real Estate whether or not included in the foregoing enumeration (“Fixtures”);

C.           Additional Appurtenances. All bridges, easements, rights of way, licenses, privileges, hereditaments, permits and appurtenances hereafter belonging to or inuring to the benefit of the Real Estate and all right, title and interest of Mortgagor in and to the land lying within any street or roadway adjoining any of the Real Estate and all right, title and interest of Mortgagor in and to any vacated or hereafter vacated streets or roads adjoining any of the Real Estate and any and all reversionary or remainder rights (“Additional Appurtenances”);

D.           Awards. All of the right, title and interest of Mortgagor in and to any award or awards heretofore made or hereafter to be made by any municipal, county, state or federal authorities to the present or any subsequent owners of any of the Real Estate or the Land, or the Improvements, or the Fixtures, or the Additional Appurtenances, or the Leases or the Personal Property, including, without limitation, any award or awards, or settlements or payments, or other compensation hereafter made resulting from (x) condemnation proceedings or the taking of the Real Estate, or the Land, or the Improvements, or the Fixtures, or the Additional Appurtenances, or the Leases or the Personal Property, or any part thereof, under the power of eminent domain, or (y) the alteration of grade or the location or discontinuance of any street adjoining the Land or any portion thereof, or (z) any other injury to or decrease in value of the Mortgaged Property (“Awards”);

E.           Leases. All leases or subleases now or hereafter entered into of the Real Estate, or any portion thereof, and all rents, issues, profits, revenues, earnings and royalties therefrom, and all right, title and interest of Mortgagor thereunder, including, without limitation, cash, letters of credit, or securities deposited thereunder to secure performance by the tenants or occupants of their obligations thereunder, whether such cash, letters of credit, or securities are to be held until the expiration of the terms of such leases, subleases or occupancy agreements or applied to one or more of the installments of rent coming due prior to the expiration of such terms including, without limitation, the right to receive and collect the rents thereunder (“Leases”); and

G.           Personal Property. All tangible and intangible personal property now owned or at any time hereafter acquired by Mortgagor of every nature and description, and used in any way in connection with the Real Estate, the Fixtures, the Additional Appurtenances, or any other portion of the Mortgaged Property, including, without limitation express or implied upon the generality of the foregoing, all Equipment, Goods, Inventory, Fixtures, Accounts, Instruments, Documents and General Intangibles (as each such capitalized term is defined in the Uniform Commercial Code in effect in the State where the Real Estate is situated (as amended from time to time, the “UCC”)) and further including, without any such limitation, Mortgagor’s right, title and interest in and to the following whether or not included in the foregoing: materials; supplies; furnishings; chattel paper; money; bank accounts; security deposits; utility deposits; any insurance or tax reserves deposited with Agent; any cash collateral deposited with Agent; claims to rebates, refunds or abatements of real estate taxes or any other taxes; contract rights; plans and specifications; licenses, permits, approvals and other rights; the rights of Mortgagor under contracts with respect to the Real Estate or any other portion of the Mortgaged Property; signs, brochures, advertising, subject to any restrictions thereon to the extent such name is licensed from a third party, the name by which the Mortgaged Property is known and any variation of the words thereof, and good will; copyrights, service marks, and all goodwill associated therewith; and trademarks; all proceeds paid for any damage or loss to all or any portion of the Real Estate, the Fixtures, the Additional Appurtenances, any other Personal Property or any other portion of the Mortgaged Property (“Insurance Proceeds”); all Awards; all Leases; all books and records; and all proceeds, products, additions, accessions, substitutions and replacements to any one or more of the foregoing (collectively, the “Personal Property”).

Mortgagor and the Agent and the Lenders hereby acknowledge that the Mortgaged Property does not, and shall not, consist of any Fixtures or Personal Property of any of the tenants of Mortgagor, except to the extent that Mortgagor has any rights, title, or interest in and to said Fixtures and Personal Property.

TO HAVE AND TO HOLD said Mortgaged Property bargained and described, together with all and singular the lands, tenements, privileges, water rights, hereditaments and appurtenances thereto belonging or in anywise appertaining, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof, and all of the estate, right, title, claim and demands whatsoever of Mortgagor, either in law or in equity, of, in and to the above-bargained Mortgaged Property in fee simple forever, as security for the faithful performance of the Obligations secured hereby and as security for the faithful performance of each and all of the covenants, agreements, terms and conditions of this Mortgage and to secure payment to the Lenders of the Obligations at the time and in the manner provided for its payment in the Loan Documents.

PROVIDED HOWEVER, that notwithstanding anything contained herein to the contrary, until the occurrence of an Event of Default uncured beyond all applicable grace periods, the Mortgagor shall have the right to remain in quiet and peaceful possession of the Mortgaged Property, and to collect, receive, retain and disburse all funds, revenues and profits derived from the Mortgaged Property.

PROVIDED ALWAYS, that this instrument is upon the express condition that, if Mortgagor pays to Agent and the Lenders the Obligations, the interest thereon and all other sums payable by Mortgagor to Agent as are secured hereby, in accordance with the provisions of the Credit Agreement, the Subsidiary Guaranty, this Mortgage and the other Loan Documents to which Mortgagor is a party by joinder or otherwise, at the times and in the manner specified, without deduction, fraud or delay, and if Mortgagor performs and complies with all the agreements, conditions, covenants, provisions and stipulations contained herein, in the Credit Agreement, the Subsidiary Guaranty and the other Loan Documents to which Mortgagor is a party by joinder or otherwise, then this Mortgage and the estate hereby granted shall cease and become void and Agent shall provide and deliver to Mortgagor a discharge of this Mortgage in proper form for recording.

Mortgagor hereby grants to Agent on behalf of the Lenders, a continuing security interest in all of the Mortgaged Property in which a security interest may be granted under the UCC including, without limitation, the Fixtures and the Personal Property, together with all proceeds and products, whether now or at any time hereafter acquired and used in any way in connection with the development, construction, marketing or operation of the Real Estate, or in connection with the Mortgaged Property, to secure all Obligations.

This instrument is intended to take effect as a financing statement under the UCC and is to be filed and indexed as a fixture filing pursuant to the laws of the State of Florida. For that purpose, Mortgagor covenants that the name and address set forth on Exhibit B of this Mortgage is the Mortgagor’s exact, correct, legal name and address.

Mortgagor hereby covenants, warrants, represents and agrees with Agent, its successors and assigns, that:

1.	Title. Mortgagor has good record and marketable title to the Mortgaged Property and has good right, full power and lawful authority to grant and convey a mortgage in the same in the manner aforesaid; and that the Mortgaged Property are free and clear of all encumbrances and exceptions, except for the schedule of exceptions, if any, listed in the title insurance policy insuring Agent’s interest in the Mortgaged Property (the “Permitted Title Exceptions”). Mortgagor shall make any further assurances of title that Agent may in good faith require including, without limitation, such further instruments as may be requested by Agent to confirm the assignment to Agent of all Awards.

2.	Performance of Obligations. Mortgagor shall pay the Obligations and interest thereon as the same shall become due and payable, and pay and perform and observe all of the obligations and conditions set forth in each of the Subsidiary Guaranty, this Mortgage, the Collateral Assignment of Leases and Rents, the Credit Agreement, and each of the other Loan Documents to which Mortgagor is a party by joinder or otherwise, or other agreements, if any, executed by Mortgagor in connection with the Loan.

3.	Protection and Maintenance. Mortgagor shall protect and maintain, or cause to be maintained, in good, first-class and substantial order, repair and tenantable condition (ordinary wear and tear excepted) at all times, consistent with the construction of the Improvements contemplated by the Credit Agreement and subject to the requirements of the Credit Agreement with respect to a casualty occurring on the Mortgaged Property, the buildings and structures now standing or hereafter erected on the Mortgaged Property, and any additions and improvements thereto, and all Personal Property now or hereafter situated therein, and the utility services, the parking areas and access roads, and all building fixtures and equipment and articles of personal property now or hereafter acquired and used in connection with the operation of the Mortgaged Property. Mortgagor shall promptly replace any of the aforesaid which may become lost, destroyed or unsuitable for use with other property of similar character.

4.	Insurance Coverages. Mortgagor shall insure (or cause to be insured) the Mortgaged Property and the operation thereof with such coverages and in such amounts as are required by the provisions of the Credit Agreement and shall at all times keep such insurance in full force and effect and pay all premiums therefor annually, in advance. Mortgagor hereby irrevocably appoints Agent its true and lawful attorney-in-fact, with full power of substitution, to assign any such policy (other than any blanket policies) in the event of the foreclosure of this Mortgage or other transfer of title to the Mortgaged Property in extinguishment, in whole or in part of the Obligations secured hereby.

5.	Insurance Proceeds. Subject to the provisions of the Credit Agreement relating to the application of insurance proceeds, the proceeds of any hazard insurance shall be applied to or toward the Obligations secured hereby in such order as Agent may determine. Notwithstanding anything in this Section 5 to the contrary, however, if the insurer denies liability to Mortgagor, Mortgagor shall not be relieved of any obligation under Section 3 of this Mortgage. If, pursuant to the provisions hereof and of the Credit Agreement, Agent and the Lenders apply insurance proceeds to the Loan and do not release the same to Mortgagor, the obligation of Mortgagor to repair, restore or rebuild shall be limited to taking all actions reasonably required to make the Mortgaged Property safe and in compliance with Requirements and to restore the undamaged portion to an economically functional unit to the extent that it is reasonably possible to do so.

6.	Eminent Domain. Subject to the provisions of the Credit Agreement relating to the application of condemnation proceeds, the Awards of damages on account of any condemnation for public use of, or injury to, the Mortgaged Property shall be paid to Agent; such Awards shall, at the option of Agent, be applied to or toward the Obligations secured hereby in such order as Agent may determine, or in the case of a partial taking, at Agent’s discretion, may be so applied or released to Mortgagor upon such conditions as Agent may prescribe to be applied to restoration of that part of the Mortgaged Property which remains, but not more than such portion of such Awards as may be required to restore or repair such damage or injury shall be so released; and any balance remaining shall be applied by Agent to or toward the Obligations secured hereby in such order as Agent may determine. If Agent and the Lenders apply such Awards to the Loan and do not release the same to Mortgagor, the obligation of Mortgagor to repair, restore or rebuild shall be limited to taking all actions reasonably required to make the Mortgaged Property, or what remains thereof, safe and in compliance with Requirements and to restore the remaining portion to an economically functional unit to the extent that it is reasonably possible to do so.

7.	No Waste; Compliance With Law. Mortgagor shall not commit or suffer any physical waste of the Mortgaged Property, or any portion thereof, or any violation of any law, rule, regulation, ordinance, license or permit, or the requirements of any licensing authority affecting the Mortgaged Property or any business conducted thereon, and shall not commit or suffer any demolition, removal or material alteration of any of the Mortgaged Property (except for the replacement of Fixtures and Personal Property in the ordinary course of business, so long as items of comparable value and quality are installed free and clear of liens in favor of any other party other than the lien of the Loan Documents), without the express prior written consent of Agent in each instance which consent shall not be unreasonably withheld or delayed, and shall not violate nor suffer the violation of the covenants and agreements, if any, of record against the Mortgaged Property, and in all respects Mortgagor shall do all things necessary to comply with, and keep in full force and effect, all licenses, permits and other governmental authorizations required for the operation of the Mortgaged Property for its intended purposes, including, without limitation express or implied, the licenses, permits and authorizations referenced in the Credit Agreement.

8.	Environmental and Related Matters; Indemnification. The Mortgagor shall at all times comply with all of the terms, conditions and provisions imposed on Mortgagor under the Indemnity Agreements.

9.	Payment of Taxes and Prevention of Liens. Mortgagor shall pay before delinquent or before any penalty for nonpayment attaches thereto, all taxes, assessments and charges of every nature and to whomever assessed that may now or hereafter be levied or assessed upon the Mortgaged Property or any part thereof, or upon the rents, issues, income or profits thereof or upon the lien or estate hereby created, whether any or all of said taxes, assessments or charges be levied directly or indirectly or as excise taxes or as income taxes (other than any Excluded Taxes). Mortgagor may apply for tax abatements and prosecute diligently and in good faith claims for refund so long as: (i) no additional taxes, interest thereon or penalties are incurred thereby, (ii) a sufficient tax reserve fund as determined by Agent in good faith has been deposited with Agent, and (iii) no proceedings are instituted to divest Mortgagor of title to all or any portion of the Mortgaged Property, or if instituted, Mortgagor has provided a bond issued by a surety reasonably acceptable to the Agent and sufficient to stay all such proceedings. Mortgagor shall pay all sums which, if unpaid, may result in the imposition of a lien on the Mortgaged Property before such lien may attach (except that real estate taxes need not be paid prior to the due date thereof) or which may result in conferring upon a tenant of any part or all of the Mortgaged Property a right to recover such sums as prepaid rent.

10.	Due On Sale; No Other Encumbrances; No Transfer of Ownership Interests; Failure to Comply with Permitted Title Exceptions. Except as otherwise specifically provided for in the Credit Agreement, or in this Mortgage, it shall be an Event of Default under the Credit Agreement, a breach of the conditions of this Mortgage and an event permitting Agent or any Lender to accelerate all indebtedness secured hereby, if, without Agent’s prior written consent in each instance, which consent may be granted, withheld or conditionally granted in Agent’s sole discretion: (a) there is any sale, conveyance, transfer (other than transfers of ownership interests, directly or indirectly, in Borrower or Mortgagor that do not violate the terms of the Credit Agreement and other than a transfer by a tenant of its interest in a Lease without Mortgagor’s consent, to the extent permitted by the terms of such Lease) or encumbrance of, or lien imposed upon (and not timely bonded off or resolved within thirty (30) days), all or any portion of the Mortgaged Property; or (b) there is a failure to comply with the provisions of, or there is a default under, any of the Permitted Title Exceptions by Mortgagor unless cured within any applicable grace period provided for in the applicable Permitted Title Exception and such failure results in a Material Adverse Effect.

11.	Agent’s and Lenders’ Rights. If Mortgagor shall neglect or refuse: (a) to maintain and keep in good repair the Mortgaged Property or any part thereof as required by this Mortgage or the Credit Agreement, or (b) to maintain and pay the premiums for insurance which may be required by this Mortgage or the Credit Agreement, or (c) to pay and discharge all taxes of whatsoever nature, assessments and charges of every nature and to whomever assessed, as required by this Mortgage or the Credit Agreement, or (d) to pay the sums required to be paid by this Mortgage or the Credit Agreement, or (e) to satisfy any other terms or conditions of this Mortgage, or any instrument secured hereby, Agent may, at its election in each instance, but without any obligation whatsoever to do so, upon thirty (30) days prior written notice (except in the case of (i) an emergency where there is danger to person or property, or (ii) required insurance coverage would lapse, or (iii) an Event of Default exists, in each of which events no notice shall be required), cause such repairs or replacements to be made, obtain such insurance or pay said taxes, assessments, charges, and sums, incur and pay reasonable amounts in protecting its rights hereunder and the security hereby granted, pay any balance due under any conditional agreement of sale (or lease) of any property included as a part of the Mortgaged Property, and pay any amounts as Agent deems reasonably necessary or appropriate to satisfy any term or condition of this Mortgage, which Mortgagor shall have failed to satisfy, or to remedy any breach of such term or condition, and any amounts or expenses so paid or incurred, together with interest thereon from the date of payment by Agent or the Lenders at the Default Rate as provided in the Note or Credit Agreement shall be immediately due and payable by Mortgagor to Agent and the Lenders and until paid shall be secured hereby equally and ratably, and the same may be collected as part of said principal debt in any suit hereon or upon the Note or the Subsidiary Guaranty, as applicable. No payment by Agent or the Lenders shall relieve Mortgagor from any default hereunder or impair any right or remedy of Agent consequent thereon.

12.	Certain Expenses. If any action or proceeding is commenced, including, without limitation, an action to foreclose this Mortgage or to collect the debt hereby secured, to which action or proceeding Agent or any Lender is made a party by reason of the execution of this Mortgage, or by reason of any Obligation which it secures, or by reason of entry or any other action under this Mortgage, or if in Agent’s judgment it becomes necessary in connection with legal proceedings or otherwise to defend or uphold the mortgage hereby granted or the lien hereby created or any act taken to defend or uphold the mortgage hereby granted or the lien hereby created or any act taken under this Mortgage, all sums reasonably paid or incurred by Agent or any Lender for the expense of any litigation or otherwise, in connection with any rights created by this Mortgage or any other Loan Document, shall be paid by Mortgagor, or may at the option of Agent, if not so paid, be added to the debt secured hereby and shall be secured hereby equally and ratably and shall bear interest until paid at the Default Rate set forth in the Note or the Credit Agreement.

13.	Regarding Leases. As to all leases and occupancy agreements, Agent, at its option from time to time, may require that all security deposits and similar funds or security provided by a lessee or occupant be deposited with Agent, or with an escrow agent satisfactory to Agent, subject to the rights of the lessee or occupant, but otherwise subject, with respect to Mortgagor’s rights therein, to a security interest in favor of Agent.

14.	Declaration of Subordination. At the option of Agent, which may be exercised at any time or from time to time, by written notice to Mortgagor and to any applicable tenant, this Mortgage shall become subject and subordinate, in whole or in part (but not with respect to priority of entitlement to insurance proceeds or condemnation proceeds), to any and all leases of all or any part of the Mortgaged Property upon the execution by Agent and recording or filing thereof, at any time hereafter in the appropriate official records of the county wherein the Mortgaged Property are situated of a unilateral declaration to that effect.

15.	Assignment of Rents. (i) As further security for the repayment of the Obligations and any amounts due pursuant to this Mortgage, Mortgagor does hereby sell, assign and transfer to Agent, for the benefit of the Lenders, all rents, leases, issues, deposits and profits now due and which may hereinafter become due under or by reason of any lease or any letting of, or any agreement for the use, sale, or occupancy of the Mortgaged Property or any portion thereof (whether written or verbal), which may have been heretofore or may hereafter be made or agreed to or which may be made or agreed to by Agent under the powers herein granted, including without limitation sale contracts, leases, escrow and other agreements, it being Mortgagor’s intention hereby to establish an absolute transfer and assignment of all such leases, contracts, escrows and agreements pertaining thereto (such leases, contracts, escrows and agreements being collectively referred to hereinbelow as “agreements” and any such individual lease, contract, escrow or other agreement being referred to hereinbelow as an “agreement”), and all the avails thereof, to Agent, for the benefit of the Lenders.

So long as (i) no Event of Default exists and (ii) no default has occurred and is continuing uncured beyond the applicable notice and grace period, if any, in the performance of any obligation, covenant or agreement herein, or in the other Loan Documents, contained and on the part of Mortgagor to be performed (collectively, a “Continuing Default”), Mortgagor shall have the right and license to manage, lease and operate the Mortgaged Property and to collect at the time of, but not more than one (1) month prior to, the date provided for the payment thereof, all rents, income and profits arising under the Leases or from the premises described therein and, subject to the provisions of the other Loan Documents, to retain, use and enjoy the same.

At any time when a Continuing Default exists, Agent, without in any way waiving such default, may at its option, without notice, and without regard to the adequacy of the security for the obligations secured hereby revoke the right and license granted above to Mortgagor and Mortgagor does hereby irrevocably appoint Agent as its true and lawful attorney in its name and stead (with or without taking possession of the Mortgaged Property) to rent, lease, let, or sell all or any portion of the Mortgaged Property to any party or parties at such price and upon such term as Agent in its sole and absolute discretion may determine, to exercise any and all rights including rights of first refusal and options of any Mortgagor to purchase and otherwise acquire title to all or any part of the Mortgaged Property, and to collect all of such rents, issues, deposits, profits and avails now due or that may hereafter become due under any and all of such agreements or other tenancies now or hereafter existing on the Mortgaged Property, with the same rights and powers and subject to the same immunities, exoneration of liability and rights of recourse and indemnity as Agent would have upon taking possession of the Mortgaged Property pursuant to the provisions set forth hereinbelow.

This assignment confers upon Agent a power coupled with an interest and it cannot be revoked by Mortgagor.

(ii)          Mortgagor represents and agrees that without the prior written consent of Agent, which consent shall not be unreasonably withheld, no rent for right of future possession will be paid by any person in possession of any portion of the Mortgaged Property in excess of one installment thereof paid in advance (other than with respect to security deposits and last month’s rents collected in the ordinary course of business) and that no payment of rents to become due for any portion of the Mortgaged Property has been or will be waived, conceded, released, reduced, discounted, or otherwise discharged or compromised by Mortgagor other than in connection with the grant of market related concessions appropriate to attract tenants. Mortgagor agrees that it will not assign any of such rents, issues, profits, deposits or avails other than with respect to the Loan or as otherwise expressly permitted pursuant to the Credit Agreement.

(iii)         Mortgagor further agrees to assign and transfer to Agent, for the benefit of the Lenders, all future leases and agreements pertaining to all or any portion of the Mortgaged Property and to execute and deliver to Agent, immediately upon demand of Agent, all such further assurances and assignments pertaining to the Mortgaged Property as Agent may from time to time require.

(iv)         Mortgagor shall, at its own cost: (a) at all times materially perform and observe all of the covenants, conditions and agreements of the lessor under the terms of any or all Leases or similar agreements affecting all or any part of the Mortgaged Property; (b) at all times enforce and secure the performance and observance of all of the material covenants, conditions and agreements of the lessees under the terms of any or all of said Leases or other agreements; (c) appear in and defend any action or other proceeding arising out of or in any manner connected with said Leases and other agreements, and to pay any and all costs of Agent incurred by reason of or in connection with said proceedings, including, without limitation, reasonable and actual attorneys’ fees, expenses and court costs; and (d) promptly furnish Agent with copies of any notices of default either sent or received by Mortgagor under the terms of or pursuant to any of said Leases or other agreements.

(v)          Although it is the intention of Mortgagor and Agent that the assignment, including, without limitation, the power of attorney appointment, contained in this Section 15 is a present assignment, it is expressly understood and agreed, anything herein contained to the contrary notwithstanding, that Agent shall not exercise any of the rights and powers conferred upon it herein unless and until an Event of Default has occurred, and is continuing.

(vi)         Agent, in the exercise of the rights and powers conferred upon it herein, shall have full power to use and apply the rents, issues, deposits, profits and avails of the Mortgaged Property to the payment of or on account of the following, in such order as set forth in the Credit Agreement or, if not addressed therein, in such order as Agent may, in its sole and absolute discretion determine:

(a)          operating expenses of the Mortgaged Property (including, without limitation, all costs of management, sale and leasing thereof, which shall include reasonable compensation to Agent and its agents, if management be delegated thereto, reasonable and actual attorneys’ fees, expenses and court costs, and lease or sale commissions and other compensation and expenses of seeking and procuring tenants or purchasers and entering into leases or sales), establishing any claims for damages, and premiums on insurance authorized hereinabove;

(b)          taxes, special assessments, water and sewer charges on the Mortgaged Property now due or that may hereafter become due;

(c)          any and all repairs, decorating, renewals, replacements, alterations, additions, betterments and improvements of the Mortgaged Property (including, without limitation, the cost from time to time of installing or replacing personal property therein, and of placing the Mortgaged Property in such condition as will, in the sole judgment of Agent, make them readily rentable or salable);

(d)          any Obligations or any deficiency that may result from any foreclosure sale pursuant thereto; and

(e)          any remaining funds to Mortgagor or its successors or assigns, as their interests and rights may appear.

(vii)        Mortgagor does further specifically authorize and instruct each and every present and future lessee or purchaser of all or any portion of the Mortgaged Property to pay all unpaid rentals or deposits agreed upon in any lease or agreement pertaining to the Mortgaged Property to Agent, for the benefit of the Lenders, upon receipt of demand from Agent to pay the same without any further notice or authorization by Mortgagor, and Mortgagor hereby waives any rights or claims it may have against any lessee by reason of such payments to Agent.

(viii)       Neither Agent nor any Lender shall be obligated to perform or discharge, nor does Agent or any Lender hereby undertake to perform or discharge, any obligation, duty or liability under any Lease or agreement pertaining to the Mortgaged Property, and Mortgagor shall and does hereby agree to indemnify and hold Agent and the Lenders harmless from and against any and all liability, loss and damage that Agent or any Lender may or might incur under any such Lease or agreement or under or by reason of the assignment thereof, as well as any and all claims and demands whatsoever which may be asserted against Agent or any Lender by reason of any alleged obligations or undertakings on Agent’s or any Lender’s part to perform or discharge any of the terms, covenants or conditions contained in such Leases or agreements, except to the extent caused by the negligence or omissions of Agent or any of its agents in the exercise of its rights and remedies. Should Agent or any Lender incur any such liability, loss or damage under any such Lease or agreement, or under or by reason of the assignment thereof, or in the defense of any claims or demands relating thereto, Mortgagor shall reimburse Agent and such Lender for the amount thereof (including, without limitation, reasonable attorneys’ fees, expenses and court costs) immediately upon demand

(ix)          Nothing herein contained shall be construed as making or constituting Agent or any Lender a “mortgagee in possession” in the absence of the taking of actual possession of the Mortgaged Property by Agent pursuant to the provisions set forth herein. In the exercise of the powers herein granted Agent, no liability shall be asserted or enforced against Agent or any Lender, all such liability being expressly waived and released by Mortgagor.

(x)           Intentionally Omitted.

(xi)          Without limitation of the provisions of Section 15 or of the absolute nature of the assignment of the rents, leases, issues, deposits and profits as set forth hereinabove, Mortgagor and Agent agree that (a) this Mortgage shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as rents, leases, issues, deposits and profits, and (c) such security interest shall extend to all rents, leases, issues, deposits and profits acquired by the estate after the commencement of any case in bankruptcy. Without limitation of the provisions of Section 15 or of the absolute nature of the assignment of the rents, leases, issues, deposits and profits hereunder, to the extent Mortgagor (or Mortgagor’s bankruptcy estate) shall be deemed to hold any interest in any such rents, leases, issues, deposits and profits after the commencement of a voluntary or involuntary bankruptcy case, Mortgagor hereby acknowledges and agrees that all such rents, leases, issues, deposits and profits are and shall be deemed to be “cash collateral” under Section 363 of the Bankruptcy Code. Mortgagor may not use the cash collateral without the consent of Agent and/or an order of any bankruptcy court pursuant to 11 U.S.C. 363(c)(2), and Mortgagor hereby waives any right it may have to assert that such rents, leases, issues, deposits and profits do not constitute cash collateral. No consent by Agent to the use of cash collateral by Mortgagor shall be deemed to constitute Agent’s approval, as the case may be, of the purpose for which such cash collateral was expended.

16.	Security Agreement; UCC Filing. (i) This Mortgage shall be deemed a “Security Agreement” as defined in the UCC, and creates a security interest in favor of Agent, for the benefit of the Lenders, which security interest Mortgagor hereby grants to Agent, in all property including, without limitation, (a) all sums at any time on deposit for the benefit of Mortgagor or held by Agent (whether deposited by or on behalf of Mortgagor or anyone else) pursuant to any of the provisions of this Mortgage or the other Loan Documents, and (b) with respect to any Personal Property included in the granting clauses of this Mortgage, which Personal Property may not be deemed to be affixed to the Mortgaged Property or may not constitute a “fixture” (as defined in the UCC) which property is hereinafter referred to as “Personal Property”, and all replacements of, substitutions for, additions to and the proceeds thereof (all of said Personal Property and the replacements, substitutions and additions thereto and the proceeds thereof being sometimes hereinafter collectively referred to as “Collateral”), and that a security interest in and to the Collateral is hereby granted to Agent, for the benefit of the Lenders, and the Collateral and all of Mortgagor’s right, title and interest therein are hereby assigned to Agent, for the benefit of the Lenders, all to secure payment of the Obligations.

(ii)          Mortgagor warrants that (a) Mortgagor’s (that is, “Debtor’s”) name, identity or organizational structure and principal place of business are as set forth in Exhibit B attached hereto and by this reference made a part hereof; (b) Mortgagor (that is, “Debtor”) has been using or operating under said name, identity or organizational structure without change for the time period set forth in Exhibit B attached hereto and by this reference made a part hereof; and (c) the location of all collateral constituting Fixtures is upon the Land. Mortgagor covenants and agrees that Mortgagor will furnish Agent with notice of any change in name, identity, organizational structure, or principal place of business within thirty (30) days of the effective date of any such change and Mortgagor will promptly execute any financing statements or other instruments deemed necessary by Agent to prevent any filed financing statement from becoming misleading or losing its perfected status. The information contained in this Paragraph 16 is provided in order that this Mortgage shall comply with the requirements of the UCC for instruments to be filed as financing statements. The names of the “Debtor” and the “Secured Party”, the identity or organizational structure and residence or principal place of business of “Debtor”, and the time period for which “Debtor” has been using or operating under said name and identity or organizational structure without change, are as set forth in Schedule 1 of Exhibit B attached hereto and by this reference made a part hereof; the mailing address of the “Secured Party” from which information concerning the security interest may be obtained, and the mailing address of “Debtor”, are as set forth in Schedule 2 of said Exhibit B attached hereto; and a statement indicating the types, or describing the items, of collateral is set forth in this Mortgage.

(iii)         Mortgagor upon Agent’s written request shall promptly cause this Mortgage and any required financing statements to be recorded and re-recorded, registered and re-registered, filed and re-filed at such times and places as may be required by law or reasonably deemed advisable by Agent to create, preserve or protect the priority hereof and of any lien created hereby upon the Mortgaged Property or any part thereof; and Mortgagor shall from time to time do and cause to be done all such things as may be reasonably required by Agent, or required by law, including all things which may from time to time be necessary under the UCC fully to create, preserve and protect the priority hereof and of any lien created hereby upon said property. Mortgagor hereby irrevocably appoints Agent, or any agent designated by Agent, the true and lawful attorney-in-fact of Mortgagor, with full power of substitution, to execute, acknowledge and deliver any such things on behalf of Mortgagor which Mortgagor fails or refuses to do after written notice from Agent.

17.	Right to Deal with Successor. Agent may, without notice to any person, deal with any successor in interest of Mortgagor herein regarding this Mortgage and the debt hereby secured in all respects as it might deal with Mortgagor herein, without in any way affecting the liability hereunder or upon the debt hereby secured of any predecessor in interest of the person so dealt with; and no foreclosure or sale of the Mortgaged Property hereby encumbered, nor any forbearance on the part of Agent, nor any extension by Agent of the time for payment of the debt hereby secured, shall operate to release, discharge, modify, change or affect the original liability of any predecessor in interest of the equity owner at the time of such sale, forbearance or extension.

18.	Acceleration of Debt; Foreclosure of Mortgage. If there is an Event of Default under the Note, the Subsidiary Guaranty or the Credit Agreement or if an event occurs which pursuant to the Note, the Subsidiary Guaranty or the Credit Agreement entitles Agent to accelerate the Loan, then, at the option of Agent, to the extent permitted by applicable law, all of the Obligations hereby secured shall become immediately due and payable without further notice. Upon an acceleration of the Obligations secured by this Mortgage, Agent, on behalf of the Lenders, at its option may:

(i)           Institute a foreclosure action in accordance with the law of the State of Florida or take any other action as may be allowed, at law or in equity, for the enforcement of the Loan Documents and realization on the Mortgaged Property or any other security afforded by the Loan Documents. In the case of a judicial proceeding, Agent may proceed to final judgment and execution for the amount of the Obligations owed as of the date of the judgment, together with all costs of suit, reasonable and actual attorneys’ fees (including those incurred pursuant to proceedings under 11 U.S.C.) and interest on the judgment at the maximum rate permitted by law from the date of the judgment until paid;

(ii)          To the extent permitted by, and subject to applicable Florida law, institute a non-judicial foreclosure proceeding in compliance with applicable law in effect on the date foreclosure is commenced for the Mortgagee to sell the Mortgaged Property either as a whole or in separate parcels as Agent may determine at public sale or sales to the highest bidder for cash, in order to pay the Obligations. If the Mortgaged Property is sold as separate parcels, Agent may direct the order in which the parcels are sold. Mortgagee shall deliver to the purchaser a Mortgagee’s deed or deeds without covenant or warranty, express or implied. Mortgagee may postpone the sale of all or any portion of the Mortgaged Property by public announcement at the time and place of sale, and from time to time may further postpone the sale by public announcement in accordance with applicable law.

(iii)         To the extent permitted by, and subject to applicable Florida law, have a receiver appointed to enter into possession of the Mortgaged Property, lease the Mortgaged Property (in accordance with Section 19.2 below), collect the revenues from any Leases and apply them as the appropriate court may direct. Agent shall be entitled to the appointment of a receiver without the necessity of proving either the inadequacy of the security or the insolvency of Mortgagor. Mortgagor shall be deemed to have consented to the appointment of the receiver. The collections or receipt of any of the revenues by Agent or any receiver shall not affect or cure any Event of Default.

(iv)         In exercising its power of sale under this instrument, Agent may sell the Personal Property (in accordance with, and subject to Florida law), or any part thereof, either separately from or together with the Real Estate and the balance of the Mortgaged Property, or any part thereof, either as one parcel or unit or in such separate parcels or units, all as Agent may in its discretion elect; and may so sell the Mortgaged Property, or the Real Estate, as one parcel or unit or in such separate parcels or units, all as Agent may in its discretion elect; and may so sell the Mortgaged Property or any part thereof either separately from or together with the whole or any part of other collateral which may constitute security for any Obligation secured by the Mortgaged Property, also as Agent may in its discretion elect. In the event of any separate sale of Personal Property, Agent will give to Mortgagor reasonable notice of the time and place of any public sale or of the time after which any private sale or other intended disposition thereof is to be made, and such requirement of reasonable notice shall be met if such notice is mailed postage prepaid to the address of Mortgagor as provided in this Mortgage at least ten (10) days before the time of the sale or other disposition.

19.	Additional Rights of Agent.

19.1        Enter and Perform. Mortgagor authorizes Agent, in addition to all other rights granted by law or by this Mortgage, or by any of the other Loan Documents, whenever and as long as any default hereunder shall exist and remain uncured beyond the applicable grace period, if any, and without notice beyond the notice, if any, required to be given by the terms of the Note, the Subsidiary Guaranty or the Credit Agreement, or upon the occurrence of an Event of Default under the Credit Agreement, to the extent permitted by applicable law, to enter and take possession of all or any part of the Mortgaged Property and to use, lease, operate, manage and control the same and conduct the business thereof, and perform lessor’s obligations under any lease or Mortgagor’s obligations under any other agreement affecting all or any part of the Mortgaged Property, and collect the rents, profits and all receipts of every nature therefrom as Agent shall deem best.

19.2        Appointment of Receiver. To the maximum extent permitted by law, upon, or at any time prior or after, the filing of any complaint to foreclose the lien of this Mortgage or instituting any other foreclosure of the liens and security interests provided for in this Mortgage or any other legal proceedings under this Mortgage, Agent may, at Agent’s sole option, make application to a court of competent jurisdiction for appointment of a receiver for all or any part of the Mortgaged Property, as a matter of strict right and without notice to Mortgagor, and Mortgagor does hereby irrevocably consent to such appointment, waives any and all notices of and defenses to such appointment and agrees not to oppose any application therefor by Agent, but nothing herein is construed to deprive Agent of any other right, remedy or privilege Agent may now have under the law to have a receiver appointed; provided that the appointment of such receiver, trustee or other appointee by virtue of any court order, statute or regulation shall not impair or in any manner prejudice the rights of Agent to receive payment of all of the rents, issues, deposits and profits pursuant to other terms and provisions set forth in this Mortgage. Such appointment may be made either before or after sale, without notice; without regard to the solvency or insolvency, at the time of application for such receiver, of the person or persons, if any, liable for the payment of the Obligations; without regard to the value of the Mortgaged Property at such time and whether or not the same is then occupied as a homestead; without bond being required of the applicant; and Agent hereunder or any employee or agent thereof may be appointed as such receiver. Such receiver shall have all powers and duties prescribed by Florida law, including the power to take possession, control and care of the Mortgaged Property and to collect all rents, issues, deposits, profits and avails thereof during the pendency of such foreclosure suit and apply all funds received toward the Obligations, and in the event of a sale and a deficiency where Mortgagor has not waived its statutory rights of redemption, during the full statutory period of redemption, as well as during any further times when Mortgagor or its devisees, legatees, administrators, legal representatives, successors or assigns, except for the intervention of such receiver, would be entitled to collect such rents, issues, deposits, profits and avails, and shall have all other powers that may be necessary or useful in such cases for the protection, possession, control, management and operation of the Mortgaged Property during the whole of any such period. To the extent permitted by law, such receiver may extend or modify any then existing Leases and make new Leases of the Mortgaged Property or any part thereof, which extensions, modifications and new Leases may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the maturity date of the Loan, it being understood and agreed that any such Leases, and the options or other such provisions to be contained therein, shall be binding upon Mortgagor and all persons whose interests in the Mortgaged Property are subject to the lien hereof, and upon the purchaser or purchasers at any such foreclosure sale, notwithstanding any redemption from sale, discharge of indebtedness, satisfaction of foreclosure decree or issuance of certificate of sale or deed to any purchaser.

19.3        Foreclosure Sale. In the event of any foreclosure sale of the Mortgaged Property, the same may be sold in one or more parcels. Agent or any Lender may be the purchaser at any foreclosure sale of the Mortgaged Property or any part thereof.

19.4        Repairs and Improvements. Upon every such entry, Agent may from time to time at the expense of Mortgagor make all such repairs, replacements, alterations, additions and improvements to the Mortgaged Property as Agent may deem proper, but in no event shall Agent be obligated to do so, and may, but shall not be obligated to, exercise all rights and powers of Mortgagor, either in the name of Mortgagor, or otherwise as Agent shall determine. Without limitation express or implied upon the generality of the foregoing, Agent shall have the right to do all things necessary or desirable in order to keep in full force and effect all applicable licenses, permits and authorizations and any amendments thereto.

19.5        Pay Costs and Expenses. Upon such entry, Agent may, at its option, but without any obligation to do so, do any one or more of the following: pay and incur all expenses necessary or deemed by it appropriate for the holding and operating of the Mortgaged Property, the conduct of any business thereon, the maintenance, repair, replacement, alteration, addition and improvement of the Mortgaged Property, including without limitation payments of taxes, assessments, insurance, wages of employees connected with the Mortgaged Property or any business conducted thereon, charges and reasonable compensation for services of Agent, its attorneys and accountants and all other persons engaged or employed in connection with the Mortgaged Property or of any business conducted thereon and, in addition, Agent, at its option, may, but shall not be obligated to, make payments or incur liability with respect to obligations arising prior to the date it takes possession.

19.6        Add to Secured Indebtedness. All obligations so paid or incurred by Agent shall be reimbursed or paid for by Mortgagor upon demand and prior to the repayment thereof shall be added to the Obligations secured hereby and shall bear interest at the Default Rate provided for in the Note, the Subsidiary Guaranty or the Credit Agreement, and shall be secured hereby equally and ratably. Agent may also reimburse itself therefor from the income or receipts of the Mortgaged Property or any business conducted thereon, or from the sale of all or any portion of the Mortgaged Property. Agent may also apply toward any of the Obligations any tax or insurance reserve account, deposit or any sum credited or due from Agent to Mortgagor without first enforcing any other rights of Agent against Mortgagor or against any endorser or guarantor of any of the Obligations or against the Mortgaged Property.

19.7        State Specific Provisions. See Exhibit C attached hereto and incorporated herein by reference.

20.	Attorney-In-Fact. Mortgagor hereby irrevocably constitutes and appoints Agent, or any agent designated by Agent, for so long as this Mortgage remains undischarged of record, as attorney-in-fact of Mortgagor to execute, acknowledge, seal and deliver all instruments, agreements, deeds, certificates and other documents of every nature and description in order to carry out or implement the exercise of Agent’s rights hereunder and under the other Loan Documents.

21.	Contest of Laws. Subject always to the additional terms and conditions set forth in the Credit Agreement, Mortgagor shall have the right to contest by appropriate legal proceedings, but without cost or expense to Agent or any Lender, the validity of any Requirements affecting the Mortgaged Property subject to the provisions of the Credit Agreement and the Indemnity Agreements dealing with the right to contest, but only if compliance may be so contested without: (a) the imposition of any charge, lien or liability against the Mortgaged Property, (b) the loss or suspension of any license, right or permit with respect to the Mortgaged Property, and (c) causing any Default to exist under the Credit Agreement, the Subsidiary Guaranty or any other Loan Document. Subject to the foregoing, Mortgagor may postpone compliance therewith until the final determination of any such proceedings, provided it shall be prosecuted with due diligence and dispatch, and if any lien or charge is incurred, Mortgagor may, nevertheless, make the contest and delay compliance, provided Agent is furnished with security satisfactory to Agent in its sole and absolute discretion against any loss or injury by reason of such noncompliance or delay and provided further that the same is and may be done without causing any Default to exist under the Credit Agreement or any of the other Loan Documents.

22.	Notices. Any demand, notice or request by either party to the other shall be given in the manner provided therefor in the Credit Agreement.

23.	Agent/Lender Not Obligated; Cumulative Rights. Nothing in this instrument shall be construed as obligating Agent or any Lender to take any action or incur any liability with respect to the Mortgaged Property or any business conducted thereon, and all options given to Agent are for its benefit and shall and may be exercised in such order and in such combination as Agent in its sole discretion may from time to time decide.

24.	Severability. In case any one or more of the provisions of this Mortgage, the Note, the Collateral Assignment of Leases and Rents, the Subsidiary Guaranty, the Credit Agreement, any of the other Loan Documents, or any other agreement now or hereafter executed in connection with any one or more of the foregoing are held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof. Each of the provisions of every such agreement, document or instrument shall be enforceable by Agent to the fullest extent now or hereafter not prohibited by applicable law.

25.	No Waiver. No consent or waiver, express or implied, by Agent to or of any default by Mortgagor shall be construed as a consent or waiver to or of any other default at the same time or upon any future occasion.

26.	Intentionally Omitted.

27.	Waivers By Mortgagor. Mortgagor, to the fullest extent that Mortgagor may do so, hereby: (a) agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay or extension, or any redemption after foreclosure sale, and waives and releases all rights of redemption after foreclosure sale, valuation, appraisement, stay of execution, notice of election to mature or declare due the debt secured hereby; and (b) waives all rights to a marshalling of the assets of Mortgagor, including the Mortgaged Property, or to a sale in inverse order of alienation in the event of a sale hereunder of the Mortgaged Property, and agrees not to assert any right under any statute or rule of law pertaining to the marshalling of assets, sale in inverse order of alienation, or other matters whatever to defeat, reduce or affect the right of Agent under the terms of this Mortgage, the Subsidiary Guaranty or the Note to a sale of the Mortgaged Property for the collection of the indebtedness evidenced by the Note or the Obligations under the Subsidiary Guaranty without any prior or different resort for collection, or the right of Agent to the payment of such Obligations out of the proceeds of sale of the Mortgaged Property in preference to every other claimant whatever.

28.	Business Loan. Mortgagor represents and warrants to Agent and the Lenders (i) that the proceeds of the Loan that is the subject of the Subsidiary Guaranty, secured by this Mortgage will be used for business or commercial purposes, none of the proceeds of the Loan that is the subject of the Subsidiary Guaranty secured hereby shall be used for personal, family or household purposes, and that no individual liable for the Loan resides or intends to reside in any portion of the Mortgaged Property, and (ii) that the Loan evidenced by the Note is an exempted transaction under the Truth In Lending Act, 15 U.S.C. §1601 et seq.

29.	Headings. Headings and captions in this Mortgage are for convenience and reference only and the words and phrases contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of any of the provisions hereof.

30.	Time of Essence. Time shall be of the essence of each and every provision of the Credit Agreement, the Note, the Subsidiary Guaranty, this Mortgage and each of the other Loan Documents.

31.	Adjustable Mortgage Loan Provision. The Obligations which this Mortgage secures are based on an adjustable note on which the interest rate may be adjusted from time to time in accordance with the terms and provisions set forth in the Note.

32.	Governing Law; Consent to Jurisdiction; Mutual Waiver of Jury Trial.

A.	Substantial Relationship. It is understood and agreed that all of the Loan Documents were delivered in the State of New York, which State the parties agree has a substantial relationship to the parties and to the underlying transactions embodied by the Loan Documents.

B.	Place of Delivery. Mortgagor agrees to furnish to Agent at Agent’s office in New York, New York all further instruments, certifications and documents to be furnished hereunder.

C.	Governing Law. This Mortgage, except as otherwise provided in herein, and each of the other Loan Documents shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York without regard to principles of conflicts of law as to all matters, except that those matters relating to the enforcement or exercise of any and all remedies of Mortgagee hereunder and the creation, perfection and validity of the lien of the Mortgage will be governed by Florida law. Enforcement of any and all remedies of Mortgagee hereunder shall be governed by the internal laws of the State of Florida.

D.	Exceptions. Notwithstanding the foregoing choice of law:

1.           The procedures governing the enforcement by Agent of its foreclosure and other remedies against Mortgagor under this Mortgage and under the other Loan Documents with respect to the Mortgaged Property or other assets situated in the State of Florida, including by way of illustration, but not in limitation, actions for foreclosure, for injunctive relief or for the appointment of a receiver shall be governed by the laws of the State of Florida;

2.           Agent shall comply with applicable law in the State of Florida to the extent required by the law of such jurisdiction in connection with the foreclosure of the security interests and liens created under this Mortgage and the other Loan Documents with respect to the Mortgaged Property or other assets situated in the State of Florida; and

3.           Provisions of Federal law and the law of the State of Florida shall apply in defining the terms Hazardous Substances, Environmental Laws and Requirements applicable to the Mortgaged Property as such terms are used in the Credit Agreement, the Indemnity Agreements and the other Loan Documents.

Nothing contained herein or any other provisions of the Loan Documents shall be construed to provide that the substantive laws of the State of Florida shall apply to any parties’ rights and obligations under any of the Loan Documents, which, except as expressly provided in clauses (1), (2) and (3) of this Section 32(D), are and shall continue to be governed by the substantive law of State of New York, except as set forth in clauses (1), (2) and (3) of this Section 32(D). In addition, the fact that portions of the Loan Documents may include provisions drafted to conform to the law of the State of Florida is not intended, nor shall it be deemed, in any way, to derogate the parties’ choice of law as set forth or referred to in this Mortgage, the Note, the Subsidiary Guaranty, the Credit Agreement or in the other Loan Documents. The parties further agree that the Agent may enforce its rights under the Loan Documents including, but not limited to, its rights to sue the Mortgagor or to collect any outstanding indebtedness in accordance with applicable law.

33.	Consent to Jurisdiction. Mortgagor hereby consents to personal jurisdiction in any state or Federal court located within the State of New York.

34.	Certification. Mortgagor hereby certifies that it is a duly organized, validly existing limited liability company organized and in good standing under the laws of the State of Delaware and that the execution and delivery hereof and of all of the other Loan Documents by the Mortgagor, have been duly authorized and are in full force and effect.

35.	JURY TRIAL WAIVER. MORTGAGOR, AGENT, AND EACH OF THE LENDERS MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS MORTGAGE, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MORTGAGE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF AGENT OR ANY LENDER RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, EACH PARTY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, INDIRECT, SPECULATIVE, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. MORTGAGOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THE TRANSACTIONS CONTEMPLATED HEREBY.

36.	Exclusion from Secured Obligations. Notwithstanding anything to the contrary set forth herein or in any other document which has been executed in connection with the Obligations, this Mortgage shall not secure the obligations of Mortgagor under any Indemnity Agreements made by Mortgagor in favor of Beneficiary or the substantial equivalent of the obligations arising under any such Indemnity Agreements (other than any Obligations under the Subsidiary Guaranty). All of such obligations (and substantial equivalents thereof (other than any Obligations under the Subsidiary Guaranty)) shall constitute the separate, unsecured recourse obligations of Mortgagor and/or such guarantors and shall not be deemed to be secured by this Mortgage.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be duly executed and delivered as of the date first written above.

MORTGAGOR:

BR METROWEST, LLC, a Delaware limited liability company

By:	/s/ Jordan Ruddy
Name:	Jordan Ruddy
Title:	Authorized Signatory

STATE OF NEW YORK

COUNTY OF NEW YORK

On October 20, 2017, before me, Dale Pozzi, personally appeared Jordan Ruddy, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

He is personally known to me.

I certify under PENALTY OF PERJURY under the laws of the State of New York that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature           /s/ Dale Pozzi            (Seal)

[Mortgage Signature Page – Metrowest]

EXHIBIT “A”

LEGAL DESCRIPTION

PARCEL 1: (Fee Simple Estate):

A portion of Tract 1, METROWEST, as recorded in Plat Book 16, pages 107 through 110 of the public records of Orange County, Florida, lying in Section 2, Township 23 South, Range 28 East, City of Orlando, Orange County, Florida, being more particularly described as follows:

Commence at the Westernmost corner of Tract 1, Metro West, according to the plat thereof as recorded in Plat Book 16, pages 107 through 110 of the public records of Orange County, Florida; thence run North 89° 47' 04" East along the most Westerly Southerly line of said Tract 1, also being the Northerly line of Vetter Isle as recorded in Plat Book Y, page 79 of the public records of said Orange County, Florida for a distance of 647.22 feet; thence departing said Northerly line continue North 89° 47' 23" East along said Southerly line for a distance of 646.35 feet to the Point of Beginning; thence departing said Southerly line run North 00° 12' 37" West for a distance of 192.28 feet; thence run South 54° 15' 28" East for a distance of 94.56 feet; thence run North 55°04' 13" East for a distance of 80.33 feet; thence run North 66° 07' 31" East for a distance of 108.04 feet; thence run North 62°43' 45" East for a distance of 101.16 feet; thence run North 64°24' 44" East for a distance of 110.07 feet; thence run North 66°51' 29" East for a distance of 103.59 feet; thence run North 64°23' 25" East for a distance of 111.60 feet; thence run North 87°44' 23' East for a distance of 112.59 feet; thence run South 82°53' 29" East for a distance of 113.94 feet; thence run North 77°49' 19" East for a distance of 83.90 feet, thence run North 75°33' 14" East for a distance of 92.82 feet; thence run North 69°42' 28" East for a distance of 72.73 feet; thence run North 45°13' 25" East for a distance of 45.65 feet; thence run North 21°08' 41" East for a distance of 70.44 feet; thence run North 06°56' 11" West for a distance of 93.26 feet; thence run North 21°32' 21" West for a distance of 93.14 feet; thence run North 19°51' 29" East for a distance of 37.82 feet; thence run North 00°10' 47" East for a distance of 99.14 feet; thence run North 15°54' 21" East for a distance of 63.32 feet; thence run North 90°00' 00" East for a distance of 75.98 feet to a point on the Westerly right of way line of Lake Debra Drive according to the plat of MetroWest Tract 1, Lot 7, as recorded in Plat Book 34, pages 50 and 51 of the public records of Orange County, Florida; thence run South 03° 11' 47" East along said right of way line for a distance of 240.79 feet to a point of curvature of a curve concave Westerly and having a radius of 930.00 feet; thence continuing along said Westerly right of way line run Southerly along said curve through a central angle of 03°07' 59" for an arc distance of 50.85 feet to a point of tangency; thence run South 00°03' 48" East for a distance of 327.81 feet; thence run North 89°56' 12" East for a distance of 35.00 feet to a point on the Westerly boundary of MetroWest Tract 1, Lot 8 according to the plat thereof as recorded in Plat Book 39, page 27 of the public records of Orange County, Florida; thence run South 00°03' 48" East for a distance of 50.30 feet; thence run South 06°19' 52" East for a distance of 180.95 feet to a point of curvature of a curve concave Easterly and having a radius of 1000.00 feet, thence continuing along said Westerly line run Southerly along said curve through a central angle of 12°53' 28" for an arc distance of 224.99 feet to a point of reverse curvature of a curve concave Westerly and having a radius of 500.00 feet, thence run Southerly along said curve through a central angle of 22°46' 31" for an arc distance of 198.75 feet to a point; thence run North 86°26' 49" West for a distance of 27.00 feet to a point on a non-tangent curve concave Westerly and having a radius of 473.00 feet; thence from a tangent bearing of South 03°33' 03" West run Southerly along said curve through a central angle of 09°35' 48" for an arc distance of 79.22 feet to a point; thence run South 71°38' 01" West for a distance of 44.93 feet; thence run South 36°22' 41" West for a distance of 149.85 feet; thence run South 20°05' 36" West for a distance of 102.40 feet; thence run South 16°21' 56" West for a distance of 382.58 feet; thence run South 00° 14' 29" East for a distance of 953.60 feet to a point on the South line of aforesaid Section 2, also being a point on the Southerly line of Metro West Tract 1, according to the plat thereof as recorded in Plat Book 16, pages 107 through 110 of the public records of Orange County, Florida; thence run South 89°45' 31" West along said South line for a distance of 348.71 feet to the Southwesternmost corner of said Metro West Tract 1, also being a point on the Westerly line of said Metro West Tract 1; thence departing said South line run North 00° 19' 31" West along said Westerly line for a distance of 887.85 feet; thence departing said Westerly line run the following courses and distances; South 89°45' 09" West for a distance of 9.08 feet; thence run South 70°15' 39" West for a distance of 22.96 feet; thence run South 44°04' 38" West for a distance of 60.93 feet; thence run South 77°10' 38" West for a distance of 70.28 feet; thence run South 88°35' 31" West for a distance of 19.31 feet; thence run North 55°25' 15" West for a distance of 106.39 feet; thence run North 38°26' 30" West for a distance of 7.87 feet; thence run South 89°45' 09" West for a distance of 241.61 feet; thence run North 00°19' 31" West for a distance of 348.77 feet; thence run North 36°11' 35" West for a distance of 4.78 feet; thence run North 19°26' 25" West for a distance of 62.36 feet; thence run North 24°15' 32" West for a distance of 31.32 feet; thence run South 89°59' 01" West for a distance of 29.91 feet; thence run North 05°09' 27" West for a distance of 68.03 feet; thence run North 11°27' 19" East for a distance of 109.72 feet; thence run North 06°12' 17" West for a distance of 105.33 feet; thence run North 17°14' 53" West for a distance of 171.51 feet; thence run North 00°08' 31" West for a distance of 185.59 feet; thence run South 89°47' 23" West for a distance of 84.11 feet to aforesaid Point of Beginning.

Exhibit A-1

Said land is shown on the plat of ALEXAN AT METROWEST, according to the plat thereof recorded in Plat Book 47, page 33, public records of Orange County, Florida.

PARCEL 2:

Nonexclusive easement for pedestrian and vehicular access, ingress and egress purposes for the benefit of Parcel 1 over, through and across the land identified as "Easement Area - Metrowest Tract 1, Lot 8" in Exhibit C to the Reciprocal Easement Agreement between Debra, Inc. and Windsor Residential Harbortown, Inc., recorded in Official Records Book 5424, page 1968, Public Records of Orange County, Florida.

PARCEL 3:

Nonexclusive easement for drainage purposes for the benefit of Parcel 1 reserved in the Drainage Easement Agreement (Tract ID) between Spring Trace, L.L.C. and Metrowest Master Association, Inc., recorded in Official Records Book 6279, page 3582, as amended by the Amendment to Drainage Easement Agreement (Tract ID) recorded in Official Records Book 6716, page 4890, Public Records of Orange County, Florida, in, on, upon, over and through the Drainage Easement Area described in Exhibit "A" to said Amendment, and Second Amendment to Drainage Easement Agreement (Tract ID), recorded in Official Records Book 7609, page 3588, Public Records of Orange County, Florida.

Exhibit A-2

PARCEL 4:

Nonexclusive easement for sanitary sewer utility purposes for the benefit of Parcel 1 over, upon and across the land described in Exhibit C to the Sanitary Sewer Easement and Stormwater Easement Agreement between Metrowest II Limited Partnership and The Northwestern Mutual Life Insurance Company, recorded in Official Records Book 6279, page 3613, as affected by Affidavit recorded in Official Records Book 7119, Page 3877, Public Records of Orange County, Florida.

PARCEL 5:

Nonexclusive easements for the benefit of Parcel 1 as defined and more particularly described in Section 6.1 of that certain Master Declaration of Protective Covenants and Restrictions for MetroWest recorded March 13, 1986 in Official Records Book 3759, page 2756, as affected by the Agreement Concerning Transfer of Responsibilities recorded September 17, 1986 in Official Records Book 3820, page 4314 and the Assignment and Assumption of Declarant's Rights and Obligations recorded October 25, 2000 in Official Records Book 6115, page 4273, and as amended August 10, 1987 in Official Records Book 3913, page 2944, recorded November 17, 1987 in Official Records Book 3936, page 4185, recorded March 28, 1988 in Official Records Book 3968, page 1279, recorded August 30, 1996 in Official Records Book 5114, page 1077 and recorded February 8, 2001 in Official Records Book 6189, page 2476, and Certificate of Approval recorded October 22, 2003 in Official Records Book 7161, page 2831, as amended by Third Amendment, recorded February 8, 2006 in Official Records Book 8471, Page 1428; Fourth Amendment, recorded January 15, 2010 in Official Records Book 9989, Page 1602, and Fifth Amendment to Master Declaration of Protective Covenants and Restrictions for Metrowest, recorded September 23, 2014 in Official Records Book 10808, Page 8087, Public Records of Orange County, Florida.

PARCEL 6:

Nonexclusive easement for access and utilities for the benefit of Parcel 1 as defined and more particularly described in that certain Utility Easement Agreement recorded in Official Records Book 6314, Page 5929, as amended by Amendment to Utility Easement Agreement recorded in Official Records Book 7609, Page 3607, Public Records of Orange County, Florida.

Exhibit A-3

EXHIBIT “B”

Schedule 1

(Description of “Debtor” and “Secured Party”)

A.	Debtor:

1.	Name and Identity or Organizational Structure BR METROWEST, LLC a Delaware limited liability company

2.	Principal place of business and chief executive office of Debtor in the State of New York is located at c/o Bluerock Real Estate, L.L.C., 712 Fifth Avenue, 9th Floor, New York, New York 10019

3.	Debtor has been using or operating under said name and identity or organizational structure without change since the date of its formation

B.	Secured Party: KEYBANK NATIONAL ASSOCIATION

*************************************************

Schedule 2

(Notice Mailing Addresses of “Debtor” and “Secured Party”)

A.	The mailing address of Debtor is:

c/o Bluerock Real Estate, L.L.C.

712 Fifth Avenue, 9th Floor

New York, New York 10019

B.	The mailing address of Secured Party is:

KeyBank National Association

225 Franklin Street

Boston, Massachusetts 02110

Exhibit B

EXHIBIT C

STATE SPECIFIC PROVISIONS

In the event of any conflict between the provisions of this Exhibit C and any other provisions of this Mortgage or any other Loan Document, the provisions of this Exhibit C shall control.

1.	The maximum guaranteed Obligations which may be secured hereby at any one time is Forty Million Six Hundred Twenty-Five Thousand and No/100 Dollars ($40,625,000.00), plus interest and any disbursements made for the payment of taxes, levies or insurance on the Mortgaged Property, with interest on those disbursements, plus any increase in the principal balance as the result of negative amortization or deferred interest, plus the costs of collection, including reasonable attorney’s fees. This Mortgage shall secure such future advances as may be made by Mortgagee at its option and for any purpose, until the final maturity date of the indebtedness secured hereby. All such future advances shall be included within the terms “Obligations”, “secured indebtedness” and “indebtedness secured hereby”, shall be secured to the same extent as if made on the date of the execution of this Mortgage, and shall take priority as to third persons without actual notice from the time this Mortgage is filed for record as provided by law. Without the prior written consent of Mortgagee, which Mortgagee may grant or withhold in its sole discretion, Mortgagor shall not file for record any notice limiting the maximum guaranteed Obligations that may be secured by this Mortgage to a sum less than the maximum guaranteed Obligations set forth in this paragraph. To the extent, if any, provided in the Guaranty, interest or discount will be deferred, accrued or capitalized.

2.	Future Advance Mortgage. This Mortgage is a "Future Advance Mortgage" under Chapter 697.04 Florida Statutes et seq. In addition, this Mortgage is intended to be and is a mortgage to secure the payment of such future or additional advances as may be made by Agent and the Lenders at their option to Borrowers, or their successors in title, for any purpose, provided that all those advances are to be made within twenty (20) years from the date of this Mortgage or within such lesser period of time as may be provided hereafter by law as a prerequisite for the sufficiency of actual notice or record notice of the optional future or additional advances as against the rights of creditors or subsequent purchasers for valuable consideration. The total amount of Obligations secured by this Mortgage may decrease or increase from time to time, but the total unpaid balance so secured at any one time shall not exceed twice the principal amount of the Note, plus interest that may have accrued thereon, together with any disbursements made for the payment of taxes, levies or insurance on the Real Estate covered by the lien of this Mortgage, including interest on all such disbursements. Nothing herein contained shall be deemed an obligation on the part of the Agent or any Lender to make any future advances.

Exhibit C-1

3.	Conflict of Laws. Agent on behalf of Lenders shall be entitled to all rights and remedies that a mortgagee would have under Florida law or in equity during the continuance of an Event of Default in addition to all rights and remedies it may have hereunder. Where any provision of this Mortgage is inconsistent with any provision of Florida law regulating the creation, perfection or enforcement of a lien or security interest in real or personal property, the provisions of such Florida law, as amended from time to time, shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provisions of this Mortgage that can be construed in a manner consistent with Florida law. Should applicable Florida law confer any rights or impose any duties inconsistent with or in addition to any of the provisions of this Mortgage, the affected provisions of this Mortgage shall be considered amended to conform to such applicable law, but all other provisions hereof shall remain in full force and effect without modification.

Exhibit C-2